March 2014 EXHIBIT 99.1

Legal disclaimer Forward-Looking Statements Certain statements in this presentation and in any accompanying oral remarks made in connection with this presentation are “forward-looking statements” within the meaning of securities laws. You should not place undue reliance on these statements. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies, as well as cost savings and other benefits we expect to achieve (and the timing thereof) from the acquisition discussed herein. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. You should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions which are discussed in detail in the Company’s Form 10-K Annual Report filed with the SEC on March 17, 2014 which should be read in conjunction with this presentation. Actual results could differ materially from those reflected in the forward-looking statements contained herein as a result of a variety of factors, many of which are beyond the Company’s control. The Company assumes no responsibility to update or revise any forward-looking statements as a result of new information or future developments except as expressly required by law. Third Party Information This presentation has been prepared by the Company and includes information from other sources believed by management to be reliable. No representation or warranty, express or implied, is made as to the accuracy or completeness of any of the information set forth herein. This presentation may contain summaries of the terms of certain documents and agreements, but reference is made to the actual documents and agreements for the complete information contained therein. The information contained herein is as of the date hereof and is subject to change, completion or amendment without notice. Non-GAAP Financial Measures & Pro Forma Financial Information We have included certain non-GAAP financial measures in this presentation, including Adjusted EBITDA and Pro Forma Adjusted EBITDA. We believe Adjusted EBITDA and Pro Forma Adjusted EBITDA are measures commonly used by investors to evaluate our performance and that of our competitors. Adjusted EBITDA and Pro Forma Adjusted EBITDA are not presentations made in accordance with GAAP and our use of the terms Adjusted EBITDA and Pro Forma Adjusted EBITDA varies from others in our industry. Adjusted EBITDA and Pro Forma Adjusted EBITDA should not be considered as alternatives to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted EBITDA and Pro Forma Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. For definitions of these non-GAAP financial measures, a discussion regarding the limitations of their use and a reconciliation of these measures to the most directly comparable GAAP financial measures, see “Non-GAAP Financial Measures”, “Unaudited Pro Forma Financial Information” and “Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures” in the Appendix to this presentation.

Company Overview

9th largest MSO cable company in the U.S. with a presence in 19 markets across 13 states clustered in the Midwest and Southeast Operate in diversified markets, ranging from affluent suburbs to secondary and tertiary markets with favorable competitive dynamics and demographics Fully-upgraded, technologically advanced systems that enable efficient and discretionary capital spending Meaningful penetration of bundled offerings drives low churn Combination of Best-In-Class Independent Operators The New Approximately $1.2 billion of Pro Forma Revenue $450 million of Pro Forma Adjusted EBITDA Additional high-margin contracted commercial opportunities provide significant upside Strong historical operating and financial performance that has outperformed peers Talented, experienced management team with history of successful execution + For the FYE 2013. Adj. EBITDA of $449.8mm includes reported Adj. EBITDA for WOW! of $436.5mm, plus $2.2mm pro forma Adj. EBITDA attributable to Bluemile, plus $11.1mm of unrealized synergies

9th Largest MSO Cable Company in the United States Combined Diversified Attractive Markets Operating statistics as of December 31, 2013.

WOW! and Knology churn by quarter WOW!’s success is based on its ability “to deliver an employee and customer experience that lives up to our name” Highest customer satisfaction awards Superior service and product offerings WOW! #1 Internet provider – 2009, 2010, 2011, 2012 WOW! #1 Cable provider – 2007, 2008, 2010, 2011, 2012 WOW! #1 Bundled provider – 2010, 2012 WOW! #1 Phone provider – 2010 WOW! has received 19 J.D. Power awards in the past 9 years Operating Philosophy - Superior Customer Experience

## Meaningful Penetration – Bundled Offerings

- WOW!'s high value bundles with a long-term price guarantee - one installation, one bill and one service provider
- Bundled customers account for ~ 83% of total customer mix
  - Lifetime value of double and triple play customers is significantly higher than that of single product customers
  - Churn historically among triple-play bundled customers has been substantially lower than non-bundled single product customer churn (i.e. ~ 1.5% vs. ~ 4.0%)

**WOW! bundle summary**



Bundled Customers = 83%
Single Product 17%
Triple Play 42%
Double Play 41%

**Industry Average[1]**



Triple Play 27%
Single Product 39%
Double Play 34%
Bundled Customers = 61%

(1) Industry average data comprises Time Warner Cable, Charter and Suddenlink.

WOW!’s management team is comprised of senior executives who have significant experience in the cable and telecommunications industry The WOW! management team has generated strong growth since 2003 Management has also established a unique culture where its core values of courage, respect, integrity, servanthood and accountability have been operationalized and all employees understand that they are responsible for customer experience and customer growth The management team has an average of 26 years of relevant industry experience and 8 years of experience at WOW! Strong and Experienced Management Team (1) (1) (1) Executive transition effective April 1, 2014. (1) Name Title Experience at WOW Relevant industry experience Colleen Abdoulah Chairwoman 11 29 Steven Cochran Chief Executive Officer 11 19 Richard Fish Chief Financial Officer 1 19 Cash Hagen Chief Technology Officer 6 18 Cathy Kuo Chief Operating Officer 12 23 Mark Dineen Senior Vice President/GM – Southeast Region 13 26 Kelvin Fee Senior Vice President/GM – Midwest Region 10 28 Scott Neesley Senior Vice President/GM – Central Region 10 26 Michael Furst Senior Vice President, Customer Care 11 30 Scott Caldarella Senior Vice President, Information Technology 1 23 Peter Smith Senior Vice President, Programming 6 39 Craig Martin General Counsel 13 31 Janice Turner Senior Vice President, Human Resources 10 26 Brad Cheedle Senior Vice President, Business Services 2 20 Karl Ossentjuk Senior Vice President, Business Services 2 20

Modest U-verse competition and FiOS limited to one market (only ~ 3% of total subscribers) In WOW!’s markets, limited U-verse expansion is expected, no FiOS exposure In Knology’s markets, no ILECs with aggressive fiber-to-the-home capabilities (1) Pinellas, FL represents only ~3% of WOW!’s total RGUs Comcast Time Warner Cable No FiOS competition Limited U-verse competition Fragmented U-verse presence in the footprint Time Warner is not on an all digital network Commercial services leader in Evansville Charter Comcast Mediacom Midcontinent Brighthouse Time Warner Cable Very limited FiOS competition Limited U-verse competition Competes with a less robust AT&T DSL offering in multiple markets Competitive offering compared to U-verse in select markets Verizon FiOS competition is restricted to portions of one market - Pinellas, FL (1) Key observations U-verse / FiOS competition (overlap) Key incumbents (overlap) Attractive Competitive Dynamics

Technically Advanced Network Systems have a mixture of 750MHz and 860MHz plant within footprint. Columbus, GA systems also have 1GHz plant within footprint. All-digital conversion in Columbus, GA, Huntsville and West Point currently in process. Fully upgraded systems providing 750+ MHz capacity in 100% of the combined markets (Lansing, MI is currently in process of being upgraded) DOCSIS 3.0 capabilities in all markets Legacy WOW! markets on an all-digital platform Legacy Knology markets’ all-digital transition underway Will be able to continue to provide advanced services and capabilities, launch new services quickly & efficiently and maintain the networks relatively inexpensively Enables Efficient Capital Spending & Free Cash Flow Generation 80% 100% % of Subs

Significant Growth Opportunities - Commercial & Edge-Out Network edge-out Since 2009, new build has yielded a weighted average customer penetration of over 25%(1) On average, edge-out projects have achieved IRRs above 40% Expected to continue to pursue edge-out opportunities with favorable return characteristics Capex invested is discretionary and success-based Attractive effective edge-out opportunity through the upgrade of the Pinellas, FL system Pinellas system passes ~270,000 homes with only ~7% penetration Identified approximately 210,000 businesses and 3,500 cell towers within 250 feet of coax footprint or producing >30% IRR opportunity off existing fiber infrastructure $1.3 billion market opportunity Future growth will be driven by Focused customer acquisition and support model with enhanced tools and resources addressing the demands by market segment Introducing Knology acquired advanced product offerings (e.g. metro Ethernet, SIP trunks, hosted VOIP, etc.) in Legacy WOW! markets Higher ARPU Better IRR economics Enabling greater addressability of the commercial market Leverage and scale existing IP, fiber and transport infrastructure (1) Reflects projects which are two or more years old. Commercial

 Integration – Significant Progress Against Plan WOW! Leadership focused on bringing the “WOW! Way” to legacy Knology markets and call centers: Re-Branding in legacy Knology markets – Completed in 1st Quarter 2013 All digital conversions – Market-by-market with expected completion by mid 2015 Ultra TV – Launch market-by-market following the completion of all digital conversions Billing conversions – Market-by-market through mid 2015 Significant progress in developing an integrated commercial strategy: New commercial team hired and fully operational Meaningfully improved outlook for the commercial opportunity ($ in millions) Total Annualized Synergies (1) Continue to identify additional synergy opportunities; Total identified annualized synergies of $49.9 million at 12/31/13 Annualized synergy savings of $38.8 million has been realized at year end Unrealized Synergies totaling $11.1 remain at 12/31/13 Total Annualized Synergies represent the full year, annual recurring benefit from cost savings that have been both identified and with which action has been taken on; Realized Synergies represent those that have been realized in Adj. EBITDA. ($ in millions)

# 4Q-13 Update

## Total Customer & RGUs trends – Qtr/Qtr change (1)



35,000
25,000
15,000
5,000
(5,000)
(15,000)
(25,000)
(35,000)
1Q-13
2Q-13
3Q-13
4Q-13
(8,700)
(26,200)
(2,600)
(9,000)
16,600
21,900
10,000
15,400
Subscribers
RGUs

## 4Q 2013 Update/Trends

- 1st Qtr customer and RGU losses attributable to integration activities and billing conversion issues from late 2012;
- Completion of re-branding efforts in former Knology markets and resolution of integration & billing conversion issues during 2nd Qtr – led to significantly improved 2nd half of 2013 customer and RGU net additions
- Reflects a return to "normalized operations"

## Acquisition of Bluemile

- Acquired substantially all the operating assets of Bluemile, Inc. ("Bluemile") on Sept. 27, 2013 for $15 million.
- Acquisition will add a total of $3.6 million in annual Adj. EBITDA (including ~ $0.7 million in synergies)
  - ~ 5.2x acquisition multiple, pre-synergy
  - ~ 4.2x acquisition multiple, post-synergy
- Transaction financed by $17 million draw on revolving credit facility
  - Earn-out mechanism measured as of Dec-14 with total potential future additional consideration of up to $5 million; Any future additional consideration paid under earn-out will be further de-leveraging bluemile

(1) Customer/RGU data is not pro forma for Bluemile.

Financial Update

Pro Forma Historical Financial Performance Pro Forma Revenue for FYE 2012 and 2013 includes pro forma adjustments totaling $8.9 million and $6.7 million, respectively, related to Bluemile. Pro Forma Adj. EBITDA for FYE 2012 and 2013 includes pro forma adjustments totaling $2.9 million and $2.2 million, respectively, related to Bluemile. FYE 2013 includes $11.1 million of unrealized synergies as of 12/31/13 related to the Knology transaction expected to be realized within the next 12 months. Maintenance capex represents those capital expenditures made for continued upgrades and enhancements to the company’s network , OSS platform, etc. and the provision of service for customers in replacement of customer churn. Pro Forma Revenue (1) Pro Forma Adjusted EBITDA (2) Pro Forma Capex (3) Pro Forma Adjusted EBITDA – Maintenance Capex ($ in millions) ($ in millions) ($ in millions) ($ in millions)

# 4Q 2013 Financial Update

## Total Customer & RGUs trends – Quarter/Quarter change [1]


20,000
15,000
10,000
5,000
-
(5,000)
(10,000)
(15,000)
16,600
16,300
10,000
14,600
1Q-13
2Q-13
3Q-13
4Q-13
Subscribers
Video
HSD
Telephony

## 4Q 2013 Trends

- 1st Qtr customer and RGU losses attributable to integration activities and billing conversion issues from late 2012
- Significantly improved 2nd half of 2013 customer and RGU net additions reflects a return to "normalized operations"; best two quarters from net customer additions standpoint in several years
- High Speed Data (HSD) additions particularly strong
- 4th Qtr Total Revenue increased sequentially by 1.6% from the Pro Forma 3rd Qtr. due to strong customer net additions in 3rd and 4th Qtr.
- LTM Adjusted EBITDA is up on a year-over-year basis due to the realization of synergies.

## Pro Forma Quarterly Revenue [2]


($ in millions)
$305.0
$300.0
$295.0
$290.0
$299.6
$304.5
3Q-13
4Q-13

## Pro Forma LTM Adjusted EBITDA [3]


($ in millions)
$445.0
$435.0
$425.0
$415.0
$405.0
$395.0
$385.0
$375.0
$422.9
$438.7
12/31/2012 PF
12/31/2013 PF

(1) Customer/RGU data is not pro forma for Bluemile.
(2) Pro forma Revenue for 3Q-13 includes pro forma adjustment of $2.2 million related to Bluemile.
(3) Pro Forma Adj. EBITDA for FYE 2012 and 2013 includes pro forma adjustments totaling $2.9 million and $2.2 million, respectively, related to Bluemile. Excludes any unrealized synergies.

2014 Outlook Growth expectations for 2014 over 2013 Pro Forma financial results are as follows: ($ in millions) 2013 Pro Forma Total Revenue 1,206 $ 6.0% - 8.0% Adjusted EBITDA 439 $ 6.0% - 7.0% Capex 233 $ 6.0% - 8.0% Growth Range Expected 2014

Appendix

Non-GAAP Financial Measures We have included certain non-GAAP financial measures in this presentation including Adjusted EBITDA and Pro Forma Adjusted EBITDA. We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by Investors to evaluate our performance and that of our competitors. Adjusted EBITDA is defined by WOW! as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), gains (losses) realized and unrealized on derivative instruments, management fees to related party, the write-up or off of any asset, debt modification expenses, loss on extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses, as further defined in our credit facilities. Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States (“GAAP”) and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA: excludes certain tax payments that may represent a reduction in cash available to us; does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect changes in, or cash requirements for, our working capital needs; and does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. Furthermore, Adjusted EBITDA in this presentation is (i) sometimes presented on a Pro Forma basis, giving effect to our merger with Knology, Inc. (“Knology”) and related July 17, 2012 financing and other WOW! and Knology transactions as if they had been completed at the beginning of each period presented (see “Unaudited Pro Forma Financial Information” on the following pages for complete discussion), and (ii) sometimes further adjusted to include the estimated run-rate cost savings in connection with our Knology merger and transitioning our billing system from one provider to another which is calculated in accordance with the definitions of our senior secured credit facilities. See “Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures” on the following pages and the accompanying tables for reconciliations of Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP financial measure.

Unaudited Pro Forma Financial Information This presentation contains unaudited pro forma financial information which has been developed by applying pro forma adjustments to the individual historical unaudited condensed consolidated financial statements of WOW! and Knology and unaudited financial information of Bluemile. The unaudited pro forma financial information has been prepared giving effect to our merger with Knology and related July 17, 2012 financing and the acquisition of certain operating assets of Bluemile on September 27, 2013 as if they had been completed at the beginning of each period presented. The unaudited pro forma financial information is for informational purposes only and does not purport to represent what our results of operations or financial information would have been if the Knology merger and related financing had occurred at any date, nor does such information purport to project the results of operations for any future period. The unaudited pro forma condensed combined financial information was prepared based on WOW!’s and Knology’s historical unaudited financial statements and Bluemile’s unaudited financial information for the respective periods presented. The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to such transactions, factually supportable and expected to have a continuing impact on the combined results. The unaudited pro forma financial information does not reflect non-recurring charges that have been incurred in connection with the transactions and related financings, including legal fees, broker fees and accounting fees. The unaudited pro forma financial information should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and the accompanying notes appearing in our Registration Statement and our Form 10-K for the year ended December 31, 2013 as filed with the SEC.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures The following table provides an unaudited reconciliation of our net loss to Adjusted EBITDA for the respective periods presented: Pro Forma Total LTM Pro Forma Total LTM 31-Dec-12 31-Mar-13 30-Jun-13 30-Sep-13 31-Dec-13 31-Dec-13 Net loss $ (156.0) $ (35.1) $ (78.9) $ (18.8) $ (28.4) $ (161.2) Depreciation and amortization 278.7 64.8 63.2 63.0 65.4 256.4 Management fee to related party 1.4 0.4 0.4 0.4 0.5 1.7 Interest expense 264.4 66.9 57.9 58.8 58.4 242.0 Loss on extinguishment of debt - - 57.3 0.8 58.1 Unrealized gain on derivative instruments, net 15.6 (1.0) (1.2) (0.9) (0.3) (3.4) Non-recurring prof. fees, M&A integration and restr. exp. 13.5 8.7 12.1 9.9 5.8 36.5 Other expense (income), net 3.1 (0.1) 0.3 (0.1) 0.1 0.2 Income tax (benefit) expense (0.7) - - - 6.2 6.2 Adjusted EBITDA $ 420.0 $ 104.6 $ 111.1 $ 112.3 $ 108.5 $ 436.5 Plus: Pro Forma, Adj. EBITDA related to Bluemile, Inc. 2.2 Plus: Estimated unrealized, run-rate cost savings 11.1 Pro Forma LTM Adj. EBITDA, including est. unrealized synergies $ 449.8 Three Months Ended